                                                                     Exhibit 4.1

===============================================================================


                                 GS ESCROW CORP.


                           to be merged with and into


                           GOLDEN STATE HOLDINGS INC.
                                     Issuer


                                       and


                              THE BANK OF NEW YORK
                                     Trustee


                            ----------------------

                                    INDENTURE

                           Dated as of August 6, 1998

                           ---------------------------



              Providing for Issuance of Senior Securities in Series


===============================================================================


                                TABLE OF CONTENTS



                                    ARTICLE I

                   Definitions and Incorporation by Reference

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SECTION 1.01.  Definitions...............................................................................1
SECTION 1.02.  Other Definitions........................................................................23
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act........................................23
SECTION 1.04.  Rules of Construction....................................................................24


                                   ARTICLE II

                                 The Securities

SECTION 2.01.  Form of Securities.......................................................................25
SECTION 2.02.  Form of Trustee's Certificate of Authentication..........................................26
SECTION 2.03.  General Limitations; Issuable in Series; Terms of Particular Series......................26
SECTION 2.04.  Denominations............................................................................29
SECTION 2.05.  Execution and Authentication.............................................................29
SECTION 2.06.  Registrar and Paying Agent...............................................................30
SECTION 2.07.  Paying Agent To Hold Money in Trust......................................................31
SECTION 2.08.  Holder Lists.............................................................................31
SECTION 2.09.  Transfer and Exchange....................................................................31
SECTION 2.10.  Replacement Securities...................................................................33
SECTION 2.11.  Outstanding Securities...................................................................33
SECTION 2.12.  Temporary Securities.....................................................................34
SECTION 2.13.  Cancellation.............................................................................34
SECTION 2.14.  Payment of Interest; Defaulted Interest..................................................34
SECTION 2.15.  Delayed Issuance of Securities...........................................................35
SECTION 2.16.  CUSIP Numbers............................................................................35


                                   ARTICLE III

                                   Redemption

SECTION 3.01.  Applicability of Article.................................................................36
SECTION 3.02.  Election to Redeem; Notices to Trustee...................................................36
SECTION 3.03.  Selection of Securities To Be Redeemed...................................................36

                                        i

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SECTION 3.04.  Notice of Redemption.....................................................................37
SECTION 3.05.  Effect of Notice of Redemption...........................................................38
SECTION 3.06.  Deposit of Redemption Price..............................................................38
SECTION 3.07.  Securities Redeemed in Part..............................................................39


                                   ARTICLE IV

                                    Covenants

SECTION 4.01.  Payment of Securities....................................................................39
SECTION 4.02.  SEC Reports .............................................................................39
SECTION 4.03.  Limitation on Debt.......................................................................39
SECTION 4.04.  Limitation on Restricted Payments........................................................41
SECTION 4.05.  Limitation on Transactions with Affiliates...............................................43
SECTION 4.06.  Change of Control........................................................................45
SECTION 4.07.  Limitation on Other Business Activities of Escrow Corp...................................46
SECTION 4.08.  Limitations on Restrictions on Distributions by Subsidiaries.............................46
SECTION 4.09.  Limitation on Liens......................................................................47
SECTION 4.10.  Limitation on Sale of Capital Stock of, and Merger or Sale of Assets by, the Bank........48
SECTION 4.11.  Maintenance of Status of the Bank as an Insured Depository Institution; Capital
                 Maintenance............................................................................49
SECTION 4.12.  Compliance Certificates..................................................................49
SECTION 4.13.  Applicability of Article IV; Investment Grade Covenant Changes...........................50
SECTION 4.14.  Waiver of Certain Covenants..............................................................50
SECTION 4.15.  Further Instruments and Acts.............................................................50


                                    ARTICLE V

                                Successor Company

SECTION 5.01.  When Holdings and Escrow Corp. May Merge or Transfer Assets..............................50


                                   ARTICLE VI

                              Defaults and Remedies

SECTION 6.01.  Events of Default........................................................................52
SECTION 6.02.  Acceleration.............................................................................54
SECTION 6.03.  Other Remedies...........................................................................55

                                       ii

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                                                                                                      Page
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SECTION 6.04.  Waiver of Past Defaults..................................................................55
SECTION 6.05.  Control by Majority of Securityholders...................................................55
SECTION 6.06.  Limitation on Suits......................................................................55
SECTION 6.07.  Rights of Holder To Receive Payment......................................................56
SECTION 6.08.  Collection Suit by Trustee...............................................................56
SECTION 6.09.  Trustee May File Proofs of Claim.........................................................56
SECTION 6.10.  Priorities  .............................................................................57
SECTION 6.11.  Undertaking for Costs....................................................................57
SECTION 6.12.  Waiver of Stay or Extension Laws.........................................................57


                                   ARTICLE VII

                                   The Trustee

SECTION 7.01.  Duties of Trustee........................................................................58
SECTION 7.02.  Rights of Trustee........................................................................59
SECTION 7.03.  Individual Rights of Trustee.............................................................60
SECTION 7.04.  Trustee's Disclaimer.....................................................................60
SECTION 7.05.  Notice of Defaults.......................................................................60
SECTION 7.06.  Reports by Trustee to Holders............................................................60
SECTION 7.07.  Compensation and Indemnity...............................................................61
SECTION 7.08.  Replacement of Trustee...................................................................61
SECTION 7.09.  Successor Trustee by Merger..............................................................63
SECTION 7.10.  Eligibility; Disqualification............................................................63
SECTION 7.11.  Preferential Collection of Claims Against the Issuer.....................................63
SECTION 7.12.  Money Held in Trust......................................................................63


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities; Defeasance.........................................64
SECTION 8.02.  Conditions to Defeasance.................................................................65
SECTION 8.03.  Application of Trust Money...............................................................66
SECTION 8.04.  Repayment to the Issuer..................................................................66
SECTION 8.05.  Indemnity for Government Obligations.....................................................67
SECTION 8.06.  Reinstatement............................................................................67

                                       iii

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                                   ARTICLE IX

                     Amendments and Supplemental Indentures

SECTION 9.01.  Without Consent of Holders...............................................................67
SECTION 9.02.  With Consent of Holders..................................................................68
SECTION 9.03.  Compliance with Trust Indenture Act......................................................69
SECTION 9.04.  Revocation and Effect of Consents and Waivers............................................69
SECTION 9.05.  Notation on or Exchange of Securities....................................................70
SECTION 9.06.  Trustee To Sign Amendments and Supplemental Indentures...................................70
SECTION 9.07.  Effect of Amendment or Supplemental Indenture............................................71
SECTION 9.08.  Payment for Consent......................................................................71


                                    ARTICLE X

                                  Miscellaneous

SECTION 10.01.  Trust Indenture Act Controls............................................................71
SECTION 10.02.  Notices    .............................................................................71
SECTION 10.03.  Communication by Holders with other Holders.............................................72
SECTION 10.04.  Certificate and Opinion as to Conditions Precedent......................................72
SECTION 10.05.  Statements Required in Certificate or Opinion...........................................72
SECTION 10.06.  When Securities Disregarded.............................................................73
SECTION 10.07.  Rules by Trustee, Paying Agent and Registrar............................................73
SECTION 10.08.  Legal Holidays..........................................................................73
SECTION 10.09.  Governing Law...........................................................................73
SECTION 10.10.  No Recourse Against Others..............................................................74
SECTION 10.11.  Successors .............................................................................74
SECTION 10.12.  Multiple Originals......................................................................74
SECTION 10.13.  Table of Contents; Headings.............................................................74
SECTION 10.14.  Separability Clause.....................................................................74

                  INDENTURE, dated as of August 6, 1998, between GS ESCROW CORP., a Delaware corporation (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

                  The Issuer deems it necessary to issue from time to time for its lawful purposes senior debt securities (hereinafter called the "Securities") evidencing its unsecured and unsubordinated indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed as hereinafter provided.

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's
Securities:


                                    ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.01.  Definitions.

                  "Adjusted Consolidated Net Worth" of any Person means, as of any date of determination in respect of an Issuance of Debt, the Consolidated Net Worth of such Person as of the end of the most recent fiscal quarter ending at least 45 days prior to such determination date; provided, however, that pro forma effect shall be given (x) to any of the following that shall have occurred since the end of such fiscal quarter or that shall occur simultaneously with or immediately following such Issuance and (y) to the use of the proceeds of such Issuance to effect any of the following (in each case without duplication and as if the following had occurred on the last day of such fiscal quarter): (i) all Issuances of Capital Stock by such Person and equity contributions to such Person, (ii) all Investments in or acquisitions of a Subsidiary or Person that becomes a Subsidiary as a result of such Investment or acquisition or in property which constitutes all or substantially all of an operating unit of a business, (iii) all Restricted Payments and Permitted Investments and (iv) all Asset Dispositions. For purposes of this definition, whenever pro forma effect is to be given to an Issuance of Capital Stock or an equity contribution, an Investment in any Person, an acquisition of assets, an Asset Disposition, a Restricted Payment, a Permitted Investment, the amount of revenue or earnings relating thereto, or any other circumstance, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Holdings.

                  "Affiliate" of any specified Person means: (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or executive officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Affiliated Permitted Holder" means any member of a Permitted Holder Group if the members of such Group own, in the aggregate, legally or beneficially 5% or more of the voting power of the Voting Stock of Escrow Corp. or Holdings.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary of Holdings, or property or other assets of Holdings or any Subsidiary of Holdings (each referred to for the purposes of this definition as a "disposition") by Holdings or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Wholly Owned Subsidiary of Holdings to Holdings or by Holdings or a Wholly Owned Subsidiary of Holdings to a Wholly Owned Subsidiary of Holdings, (ii) a disposition of property or assets by Holdings or its Subsidiaries at fair market value in the ordinary course of business, and (iii) an issuance of employee stock options.

                  "Average Life" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of the transaction or event giving rise to the need to calculate the Average Life of such Debt to the date, or dates, of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                  "Bank" means California Federal Bank, a Federal Savings Bank, and its successors, except as otherwise provided in Section 4.10.

                  "Bank Dividend" means, to the extent required, a cash dividend from the Bank of up to $122.9 million to finance in part the Debt Tender Offers, the Bank Preferred Stock Tender Offers and the Parent Holdings Defeasance.

                  "Bank Preferred Stock" means (i) the 11-1/2% Noncumulative Perpetual Preferred Stock issued by the Bank, (ii) the 10-5/8% Noncumulative Perpetual Preferred Stock issued by the Bank, (iii) the 9-1/8% Noncumulative Exchangeable Preferred Stock, Series A, issued by California Federal Preferred Capital Corporation, (iv) the Preferred Stock, Series E, issued by Glendale Federal and (v) at Holdings' election, other Preferred Stock of the Bank or any Subsidiary of the Bank issued to Refinance stock described in the foregoing clauses (i) through (iv) in an aggregate liquidation value at no time exceeding the sum of the liquidation value of the stock to be Refinanced on the Issue Date plus reasonable fees and expenses incurred in connection with such Refinancing and accrued dividends and premium, if any.

                  "Bank Preferred Stock Tender Offers" means the cash tender offers by Holdings (or an Affiliate of Holdings other than Escrow Corp.) for each of the Bank's two outstanding series of Bank Preferred Stock referred to in clauses (i) and (ii) of the definition thereof.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means, with respect to any series of Securities, unless otherwise specified in a supplemental indenture or Certified Board Resolution and any related Officer's Certificate with respect to a particular series of Securities, each day which is not a Legal Holiday.

                  "CALGLs" means the Secondary Contingent Litigation Recovery Participation Interests issued by the Bank.

                  "CALGZs" means the Contingent Litigation Recovery Participation Interests issued by the Bank.

                  "Capital Lease Obligation" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity and, in the case of the Bank, excluding any CALGZs and CALGLs.

                  "Certified Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Change of Control" means the occurrence of any of the following events on or after the Issue Date:

                  (i) any Person other than a Permitted Holder shall be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Holdings, whether as a result of the Issuance of securities of Holdings, any merger, consolidation, liquidation or dissolution of Holdings, any direct or indirect transfer of securities by a Permitted Holder or otherwise; or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings or Golden State (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holdings or of Golden State was approved by a vote of 66-2/3% of the directors of Holdings or Golden State then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings or Golden State then in office;

provided, however, that at and after the occurrence of a transaction referred to in Section 4.10(d), all references to Holdings in the foregoing clauses (i) and
(ii) shall be deemed to be references to Holdings or the Bank.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" of any Person means the common stock of such Person, but in the case of the Bank means the common stock of the Bank excluding any CALGZs and CALGLs.

                  "Consolidated Common Shareholders' Equity" of the Bank means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of the Bank as at such date, less any amounts included therein attributable to, without duplication,
(i) Redeemable Stock, (ii) Exchangeable Stock and (iii) Preferred Stock held by Persons other than Holdings and its Wholly Owned Subsidiaries.

                  "Consolidated Net Income" of Holdings means for any period the consolidated net income (or loss) of Holdings and its consolidated Subsidiaries for such period determined in accordance with GAAP, less, without duplication, the amount of dividends declared during such period in respect of any Bank Preferred Stock and Qualified Preferred Stock held by Persons other than Holdings and its Wholly Owned Subsidiaries (to the extent not deducted from Consolidated Net Income in accordance with GAAP); provided, however, that there shall be excluded therefrom (to the extent included in calculating such net income (or loss)):

                  (a) any net income (or loss) of any Person if such Person is not a Subsidiary, except that (A) Holdings' equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holdings or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (c) below) and (B) Holdings' equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (b) any net income (or loss) of any Person acquired by Holdings or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (c) any net income (or loss) of any Subsidiary (other than the Bank, any other Depository Institution or any Subsidiaries of any of the foregoing) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to Holdings (other than restrictions contained in any Qualified Preferred Stock), except that (A) Holdings' equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to Holdings or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (B) Holdings' equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of Holdings or its consolidated Subsidiaries (other than in connection with the sale of insured deposits) (including pursuant to any sale-and-leaseback arrangement) and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (e) the cumulative effect of a change in accounting principles;

                  (f) the gain (but not the loss) from the sale, transfer, conveyance or other disposition (other than to Holdings or any of its Subsidiaries) in a single transaction or in a series of related transactions, in either case occurring outside the ordinary course of business, of more than 75% of the assets of the Mortgage Bank shown on a balance sheet of the Mortgage Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to such transaction (or the first transaction in such related series of transactions); and

                  (g) all non-recurring charges or benefits incurred or recorded in connection with the Transactions.

                  "Consolidated Net Worth" of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, less any amounts included therein attributable to (x) Redeemable Stock and (y) Exchangeable Stock.

                  "Debt" of any Person means, on any date of determination, without duplication,

                  (i) the principal of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (ii) all Capital Lease Obligations of such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment (including liquidation preference) or other repurchase of any Preferred Stock of any Subsidiary or any Redeemable Stock of Holdings (but excluding in each case any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                  "Debt Tender Offers" means the cash tender offers and consent solicitations by Holdings (or an Affiliate of Holdings other than Escrow Corp.) for each of the three outstanding issues of FNH Notes.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means, unless otherwise specified by the Issuer pursuant to Section 2.03, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company or any successor clearing agency registered under the Exchange Act and designated to act as Depository for such Global Securities by the Trustee.

                  "Depository Institution" shall have the meaning attributed thereto in Section 3(c)(1) of the FDIA, 12 U.S.C. ss. 1813(c)(1), or a similar definition under any successor statute.

                  "Earnings Available for Fixed Charges" means, for any period, an amount equal to, for Holdings and its consolidated Subsidiaries, the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Fixed Charges and (iii) amortization of goodwill. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and amortization of goodwill of, a Subsidiary shall be added to Consolidated Net Income to compute Earnings Available for Fixed Charges only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and, in the case of any Subsidiary other than the Bank, any other Depository Institution or any Subsidiaries of any of the foregoing, only if a corresponding amount would be permitted at the date of determination to be dividended to Holdings by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its shareholders.

                  "Escrow Agreement" means the Escrow Agreement, dated as of August 6, 1998, between Escrow Corp. and The Bank of New York, as Escrow Agent, as amended from time to time.

                  "Escrow Corp." means GS Escrow Corp., a Delaware corporation, not including Holdings or any other successors thereof.

                  "Escrow Corp. Merger" means the merger of Escrow Corp. with and into Golden State Holdings pursuant to the Escrow Corp. Merger Agreement.

                  "Escrow Corp. Merger Agreement" means the Merger Agreement, dated as of August 6, 1998, between Golden State Holdings and Escrow Corp., as amended from time to time.

                  "Escrow Debt" means Debt of the Issuer that is not secured by any Lien on any assets, property or Capital Stock owned by the Issuer or any of its Subsidiaries, the proceeds of which Debt are used solely for deposit (or the purchase of U.S. Government Obligations to be deposited) with the Escrow Agent in an amount not to exceed the amount necessary, together with the net proceeds to the Issuer of the issuance of the Initial Securities, to enable the Issuer to make the Initial Deposit (as defined in the Escrow Agreement).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Securities" means, with respect to any series of Initial Securities, Securities of the same series issued in exchange for a like principal amount of such Initial Securities.

                  "Exchangeable Stock" means any Capital Stock of a Person which by its terms or otherwise is required to be exchanged or converted or is exchangeable or convertible at the option of the holder into another security (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock).

                  "FDIA" means the Federal Deposit Insurance Act.

                  "Financial Services Subsidiary" means any Subsidiary of Holdings which conducts any financial asset origination, securitization, underwriting, financing or servicing business or any other financial services business.

                  "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate amount of Earnings Available for Fixed Charges for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to (b) Fixed Charges for such four fiscal quarters; provided, however, that (i) if (A) since the beginning of such period Holdings has

Issued any Debt that remains outstanding or Repaid any Debt or (B) the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an Issuance or Repayment of Debt, Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Issuance or Repayment as if such Debt was Issued or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, Earnings Available for Fixed Charges for such period shall be calculated as if Holdings or such Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and (ii) if (A) since the beginning of such period Holdings or any Subsidiary shall have made any Asset Disposition or an Investment (by merger or otherwise) in any Subsidiary (or any Person which becomes a Subsidiary) or an acquisition of property which constitutes all or substantially all of an operating unit of a business, (B) the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is occurring in connection with such an Asset Disposition, Investment or acquisition or (C) since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into Holdings or any Subsidiary since the beginning of such period) shall have made such an Asset Disposition, Investment or acquisition, Earnings Available for Fixed Charges for such period shall be calculated after giving pro forma effect to such Asset Disposition, Investment or acquisition as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. If any Debt bears a floating rate of interest and its Issuance is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any interest rate agreement applicable to such Debt if such interest rate agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Subsidiary is sold during the period, Holdings shall be deemed, for purposes of clause (i) above, to have Repaid as of the beginning of such period the Debt of such Subsidiary to the extent Holdings and its continuing Subsidiaries are no longer liable for such Debt after such sale. For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition, an Investment in any Person, an acquisition of assets, the amount of revenue or earnings relating thereto, the amount of Fixed Charges associated with any Debt, or any other circumstance, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Holdings.

                  "Fixed Charges" means, for any period, the sum of (i) the total interest expense of Holdings on an unconsolidated basis determined in accordance with GAAP for such period and (ii) dividends payable on any Redeemable Stock of Holdings for such period.

                  "FNH" means First Nationwide Holdings Inc., a Delaware corporation.

                  "FNH Asset Transfer" means the contribution by FNH of all of its assets to Golden State Holdings and the assumption by Golden State Holdings of all of the obligations of FNH.

                  "FNH Notes" means (i) the 12-1/4% Senior Notes Due 2001 and 12-1/4% Senior Exchange Notes Due 2001 issued by FNH pursuant to an Indenture, dated as of July 15, 1994, as supplemented, between FNH and The First National Bank of Boston, as the original Trustee, as such Indenture may be amended from time to time, (ii) the 9-1/8% Senior Subordinated Notes Due 2003 and the 9-1/8% Senior Subordinated Exchange Notes due 2003 issued by FNH pursuant to an Indenture, dated as of January 31, 1996, between FNH and The Bank of New York, as Trustee, as such Indenture may be amended from time to time, and (iii) and the 10-5/8% Senior Subordinated Notes Due 2003 and 10-5/8% Senior Subordinated Exchange Notes Due 2003 issued by FNH pursuant to an Indenture, dated as of September 19, 1996, as supplemented, between FNH and The Bank of New York, as Trustee, as such Indenture may be amended from time to time.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, except that, for purposes of calculating Consolidated Net Income, Consolidated Net Worth and Consolidated Common Shareholders' Equity, it shall mean generally accepted accounting principles in the United States as in effect on the Issue Date.

                  "Glendale Federal" means Glendale Federal Bank, Federal Savings Bank.

                  "Global Security", when used with respect to any series of Securities issued hereunder, means the certificate(s) representing the Securities of a series, which are deposited with, or on behalf of, the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Certified Board Resolution and pursuant to an Issuer Request, which shall be registered in the name of the Depository or its nominee.

                  "Golden State" means Golden State Bancorp Inc., a Delaware corporation.

                  "Golden State Acquisition" refers collectively to the following transactions pursuant to the Merger Agreement: (i) the FNH Asset Transfer, (ii) the merger of Parent Holdings with and into Golden State, (iii) the merger of FNH with and into Golden State Financial Corporation and (iv) the merger of Glendale Federal with and into the Bank.

                  "Golden State Holdings" means New First Nationwide Holdings Inc. (to be renamed Golden State Holdings Inc. upon the consummation of the Golden State Acquisition).

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holder", when used with respect to any Security, means a Securityholder.

                  "Holdings" means (i) prior to consummation of the Golden State Acquisition, FNH and, (ii) from and after consummation of the Golden State Acquisition, Golden State Holdings and its successors, except as otherwise provided in Section 4.10 or 5.01.

                  "Indenture" means this instrument, as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 2.03; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument, as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the particular series of Securities for which such Person is Trustee established as contemplated by Section 2.03, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.

                  "Initial Securities" means the Floating Rate Notes Due 2003, the 6 3/4% Senior Notes Due 2001, the 7% Senior Notes Due 2003 and the 71/8% Senior Notes Due 2005, each issued by Escrow Corp. pursuant to this Indenture.

                  "Interest Payment Date", when used with respect to any series of Securities, means the date specified in such security as the fixed date on which any installment of interest on those Securities is due and payable.

                  "Investment" in any Person means any loan or advance to, any net payment on a Guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such

Person. Investments shall exclude loans or advances to customers and suppliers in the ordinary course of business. The term "Invest" has a corresponding meaning.

                  "Investment Grade" means, in respect of any series of Securities, a rating of the Securities of such series by both S&P and Moody's, each such rating being in one of such agency's four highest generic ratings categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, in each case, such ratings are publicly available; provided further that in the event Moody's or S&P is no longer in existence, for purposes of determining whether such Securities are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Issuer, notice of which designation shall be given to the Trustee.

                  "Issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.

                  "Issue Date" means the date of the original issue of the Initial Securities.

                  "Issuer" means (i) prior to the consummation of the Escrow Corp. Merger, Escrow Corp., and (ii) from and after consummation of the Escrow Corp. Merger, Holdings until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Issuer Request," "Issuer Order" and "Issuer Consent" mean a written request, order or consent, respectively, signed in the name of the Issuer by its Chairman of the Board, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are required or permitted to be closed in the State of New York or in the state where the principal office of the Trustee is located.

                  "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

                  "Litigations" means (i) the claim against the United States in the lawsuit California Federal Bank v. United States, Civil Action No. 92-138C, (ii) the claim against the United States in the lawsuit Glendale Federal Bank, F.S.B. v.

United States, No. 90-772C, in the United States Court of Federal Claims, filed August 15, 1990, and (iii) the claim against the United States in the lawsuit First Nationwide Bank, et al. v. United States, Civil Action No. 96-590C, filed on September 20, 1996.

                  "Mafco Holdings" means Mafco Holdings Inc., a Delaware corporation, and its successors.

                  "Merger Agreement" means the Agreement and Plan of Reorganization dated as of February 4, 1998 by and among Golden State, Golden State Financial Corporation, Parent Holdings, FNH, First Gibraltar Holdings Inc. and Hunter's Glen/Ford, Ltd., as amended from time to time.

                  "Minimum Common Equity Amount" means, as of the end of any fiscal quarter, an amount equal to the sum of (i) $800 million and (ii) the excess, if any, of amounts attributable to goodwill and core deposit intangible on the consolidated balance sheet of the Bank as at the end of such fiscal quarter, over $100 million.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage Bank" means the Subsidiary of Holdings which on the Issue Date is a Subsidiary of the Bank that is engaged in the mortgage banking business, including the business of originating or carrying mortgage loans.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

                  "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Offering" means the offering by Escrow Corp. of the Initial Securities.

                  "Officer" means the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Issuer.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Vice Chairman, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Issuer, and delivered to the Trustee. One of the Officers signing an Officers' Certificate given pursuant to Section 4.12 shall be the principal executive, financial or accounting officer of the Issuer.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer (or Holdings, Mafco Holdings, Parent or one of its Subsidiaries) or the Trustee.

                  "Original Issue Discount Security" means (i) any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Stated Maturity thereof, and (ii) any other security which is issued with "original issue discount" within the meaning of Section 1273(a) of the Code and the regulations thereunder.

                  "Parent" means Golden State and any other person which acquires or owns, after the consummation of the Golden State Acquisition, directly or indirectly 80% or more of the voting power of the Voting Stock of Holdings.

                  "Parent Holdings" means First Nationwide (Parent) Holdings Inc., a Delaware corporation.

                  "Parent Holdings Defeasance" means the mailing of a 30-day notice of redemption for all of the outstanding Parent Holdings Notes and the irrevocable deposit in trust of money or U.S. Government Obligations in an amount sufficient to pay the redemption price therefor, together with any accrued and unpaid interest to the date of redemption, for the purpose of defeasing the Parent Holdings Notes.

                  "Parent Holdings Notes" means the 12-1/2% Senior Notes Due 2003 issued by Parent Holdings pursuant to an Indenture, dated as of April 15, 1996, between Parent Holdings and The Bank of New York, as Trustee, as such Indenture may be amended from time to time.

                  "Permitted Acquisition Debt" shall mean Debt of Holdings the proceeds of which are used for the acquisition of a Depository Institution or a Financial Services Subsidiary or which are used by a Subsidiary that is either a Depository Institution or Financial Services Subsidiary to acquire assets outside the ordinary course of business that extend the geographic scope or product lines of such Depository Institution or Financial Services Subsidiary, and a Refinancing of any such Debt.

                  "Permitted Affiliate" means any individual that is a director or executive officer of Holdings, of a Subsidiary of Holdings, of an Unrestricted Affiliate or of Golden State, any Person controlled by Golden State or any successor to any of the foregoing; provided, however, that such individual is not also a director or executive officer of Mafco Holdings, any Person that controls Mafco Holdings or any successor to any of the foregoing.

                  "Permitted Holder Group" means either (i) Ronald O. Perelman and his Related Persons, collectively, or (ii) Gerald J. Ford and his Related Persons (including, without limitation, Hunter's Glen/Ford, Ltd.), collectively.

                  "Permitted Holders" means the members of the Permitted Holder Groups.

                  "Permitted Investments" means: (i) Investments consisting of loans to directors and executive officers (other than any such director or executive officer that is the beneficial owner of 5% or more of the voting power of the Voting Stock of Holdings) of any Subsidiary of Holdings made in the ordinary course of its business and in compliance with all regulatory restrictions on such loans, (ii) Investments consisting of loans to Affiliates of Holdings so long as (in the case of this clause (ii) only) the Consolidated Common Shareholders' Equity of the Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Investment was at least equal to the Minimum Common Equity Amount as of the end of such fiscal quarter, (iii) Investments in Holdings, in any Subsidiary of Holdings or in any Person which would become a Subsidiary of Holdings as a result of such Investment and (iv) Investments in Unrestricted Affiliates.

                  "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as (a) the new Debt is in an aggregate principal amount (or if Issued with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount then outstanding (or if Issued with original issue discount, the aggregate accreted value on the date of the Refinancing) of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including underwriters' discounts and commissions, premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced, (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced and (d) if the Debt being Refinanced consists of Subordinated Obligations, the new Debt shall consist of Subordinated Obligations.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Predecessor Securities" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.10 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

                  "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Principal" of a Security as of any date means the principal of the Security as of such date or, in the case of an Original Issue Discount Security, the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section
6.02 as of such date plus, in the case of any redemption or an offer to repurchase Securities pursuant to Section 4.06, the premium, if any, payable on the Security which is due or overdue or is to become due on such date.

                  "Qualified Preferred Stock" means (x) any Preferred Stock of any Subsidiary of Holdings that is a Depository Institution or a Subsidiary thereof (other than Bank Preferred Stock) which meets the requirements set forth in clauses (a), (b) and (c) below, (y) any Preferred Stock of any Subsidiary of Holdings (other than any Subsidiary of Holdings that is a Depository Institution or a Subsidiary thereof) which meets the requirements set forth in clauses (a),
(b), (c) and (d) below, and (z) any Preferred Stock of any Subsidiary of Holdings (other than the Bank Preferred Stock) issued to Refinance any other Qualified Preferred Stock or, at Holdings' election, to Refinance any Bank Preferred Stock, provided that the Preferred Stock issued in such Refinancing meets the requirements set forth in clauses (a), (b), (c) and (e) below:

                  (a) such Preferred Stock does not contain any mandatory redemption provisions which would require it to be redeemed prior to the first anniversary of the Stated Maturity of all the Securities outstanding on the date such Preferred Stock is Issued;

                  (b) the terms of such Preferred Stock do not impose any consensual encumbrance or restriction on the ability of the issuer thereof to pay dividends or make distributions on its common stock except in a manner that is no more restrictive in any material respect than the following, as determined in good faith by the Board of Directors of Holdings and evidenced by a resolution adopted by such Board;

                           (i) dividends and distributions on common stock or
                  other capital stock of the issuer may not be declared or paid or set apart for payment at any time when the issuer has not declared and paid any dividends or distributions on such Preferred Stock which are required to be declared and paid as a precondition to dividends or distributions on other capital stock of the issuer;

                           (ii) distributions upon the liquidation, dissolution
                  or winding up of the issuer, whether voluntary or involuntary ("Liquidating Distributions"), may not be made on the common stock or other capital stock of the issuer at any time when such Preferred Stock is entitled to receive Liquidating Distributions which have not been paid; and

                           (iii) dividends and distributions on common stock or
                  other capital stock of the issuer may not be declared or paid or set apart for payment at any time when such Preferred Stock is required to be, but has not been, redeemed pursuant to redemption provisions which meet the requirements of clause
                  (a) above;

                  (c) the terms of such Preferred Stock do not impose any consensual encumbrance or restriction on the ability of the issuer thereof (i) to pay any Debt or other obligation owed to Holdings; (ii) to make loans or advances to Holdings; or (iii) to transfer any of its property or assets to Holdings, except, in any such case, any encumbrance or restriction permitted under Section 4.08 (other than clause (h) thereof);

                  (d) in the case of Preferred Stock issued pursuant to clause
         (y) above, Consolidated Net Income of Holdings for the Relevant Period (as defined in the next sentence) on a pro forma basis, after giving effect to (i) the issuance of such Preferred Stock (including fees and expenses incurred in connection with such issuance), (ii) the use of the proceeds thereof, if any, (iii) any acquisition of capital stock or assets of another Person occurring in connection with the issuance of such Preferred Stock (including the anticipated revenue and earnings relating thereto) and (iv) any dividend or other payment obligations with respect to such Preferred Stock, in each case as if such Preferred Stock had been issued and any such acquisition had been made on the first day of the Relevant Period, is no less than the actual Consolidated Net Income of Holdings for the Relevant Period. "Relevant Period" means, with respect to any issuance of Preferred Stock, the four full fiscal quarters most recently ended at least 45 days prior to the date of such issuance. For purposes of this clause (d), whenever pro forma effect is to be given to an acquisition of capital stock or assets, the amount of revenue and earnings relating thereto, or any other circumstance, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Holdings; and

                  (e) in the case of Preferred Stock issued in a Refinancing pursuant to clause (z) above, the aggregate liquidation value of such Preferred Stock shall not exceed the sum of the liquidation value of the Preferred Stock being Refinanced on the date it was originally issued plus reasonable fees and expenses incurred in connection with such Refinancing and accrued dividends and premium, if any.

                  "Redeemable Stock" means, with respect to any Person, Capital Stock of such Person that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of all the Securities outstanding on the date such Capital Stock is Issued or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of such Securities; provided, however, that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of such Securities shall not constitute Redeemable Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.10, as determined in good faith by the Board of Directors of Holdings, the determination of which shall be evidenced by a resolution of such Board of Directors, and (y) any such requirement only becomes operative after compliance with such covenants, including the purchase of any Securities tendered pursuant thereto.

                  "Refinance" or "Repay" means, in respect of any Debt or Preferred Stock, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue Debt or Preferred Stock in exchange or replacement for, such Debt or Preferred Stock. "Refinanced" and "Refinancing" and "Repayment" and "Repaid" shall have correlative meanings.

                  "Refinancing Transactions" means the Offering, the Bank Dividend, the Debt Tender Offers, the Bank Preferred Stock Tender Offers and the Parent Holdings Defeasance.

                  "Regular Record Date" for the interest payable on any Security on any Interest Payment Date means the date specified in such Security as the regular record date relating to such Interest Payment Date.

                  "Related Person" in respect of any specified Person means (i) in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs"), (ii) any Person controlled, directly or indirectly, by such specified Person or his heirs, and (iii) any trust, corporation, limited liability company or partnership more than 50% of the beneficial interests of which are held in the aggregate by such specified Person or one or more members of his immediate family (which shall include his parents, spouse, children, grandchildren and siblings) or any combination of the foregoing.

                  "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Payment" means, as to any Person making a Restricted Payment: (i) the declaration or payment of any dividend or any distribution on or in respect of the Capital Stock of such Person (including any payment in connection with any merger or consolidation involving such Person) or to the holders of the Capital Stock of such Person (except (x) dividends or distributions payable solely in the Non-Convertible Capital Stock of such Person or in options, warrants or other rights to purchase the Non-Convertible Capital Stock of such Person, and (y) dividends or distributions on Capital Stock of a Subsidiary of Holdings payable to Holdings or a Subsidiary of Holdings and to any minority shareholders of a Subsidiary of Holdings), (ii) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of Holdings or any Subsidiary, (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) and (iv) any Investment (other than a Permitted Investment) in any Affiliate of Holdings.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security" has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Securities" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

                  "Securityholder" means a Person in whose name a security is registered in the Security Register.

                  "Significant Subsidiary" means: (i) any Subsidiary of Holdings which at the time of determination either (A) had assets which, as of the date of Holdings' most recent quarterly consolidated balance sheet, constituted at least 5% of Holdings' total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the 12-month period ending on the date of Holdings' most recent quarterly consolidated statement of income which constituted at least 5% of Holdings' total revenues on a consolidated basis for such period or (ii) any Subsidiary of Holdings which, if merged with all Defaulting Subsidiaries (as defined below) of Holdings, would at the time of determination either (A) have had assets which, as of the date of Holdings' most recent quarterly consolidated balance sheet, would have constituted at least 10% of Holdings' total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of Holdings' most recent quarterly consolidated statement of income which would have constituted at least 10% of Holdings' total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP). "Defaulting Subsidiary" means any Subsidiary of Holdings with respect to which an event described under Section 6.01(5), 6.01(6), 6.01(7) or 6.01(8) has occurred and is continuing.

                  "S&P" means Standard and Poor's Corporation.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                  "Subordinated Obligation" means, with respect to any series of Securities, any Debt of Holdings (whether outstanding on the Issue Date or thereafter Issued) which is subordinate or junior in right of payment to the Securities of such series.

                  "Subsidiary" means as to any Person any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interest but, in the case of the Bank, excluding any CALGZs and CALGLs) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by: (i) such Person, (ii) such Person and one or more






Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Tax Sharing Agreement" means: (i) the Tax Sharing Agreement as in effect as of the Issue Date to which Holdings, certain of its Subsidiaries and Mafco Holdings are parties (as the same may be amended to the extent required in connection with the Transactions) and (ii) any other tax sharing or allocation agreement to which Holdings or any of its Subsidiaries or any direct or indirect shareholder of Holdings or any predecessor entity thereto are parties with respect to consolidated or combined tax returns which include Holdings or any of its Subsidiaries or any predecessor entity thereto but only to the extent that amounts payable from time to time by Holdings or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that Holdings or such Subsidiary or any predecessor entity thereto would have been required to make to any relevant taxing authority had Holdings or such Subsidiary or any predecessor entity thereto not joined in such consolidated or combined returns, but instead had filed returns including only Holdings or its Subsidiaries or any predecessor entity thereto, provided that any such agreement may provide that, if Holdings or any such Subsidiary or any predecessor entity thereto ceases to be a member of the affiliated or consolidated group of corporations to which such tax sharing or allocation agreement applies (such cessation, a "Deconsolidation Event"), then Holdings or such Subsidiary or any predecessor entity thereto shall indemnify such direct or indirect shareholder with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to Holdings, such Subsidiary or any predecessor entity thereto (computed as if Holdings, such Subsidiary or such predecessor entity, as the case may be, were a stand-alone entity that filed tax returns including only Holdings or its Subsidiaries or any predecessor entity thereto), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of Holdings or such Subsidiary or such predecessor entity with respect to any such period.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined for purposes of Rule 436 under the Securities Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a nationally recognized broker-dealer, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Holdings or the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P and (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss.77aaa-77bbbb) as in effect on the Issue Date except as required by
Section 9.03 hereof; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Transactions" means the Refinancing Transactions, the Golden State Acquisition and the Escrow Corp. Merger.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor. If at any time there is more than one such Person, "Trustee" as used with respect to Securities of any series shall mean the Trustee with respect to Securities of that series.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Affiliate" means a Person (other than a Subsidiary of Holdings) controlled (as defined in the definition of "Affiliate") by Holdings, in which no Affiliate of Holdings (other than (x) a Wholly Owned Subsidiary, (y) a Permitted Affiliate and (z) another Unrestricted Affiliate) has an Investment.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests but, in the case of the Bank, excluding any CALGZs and CALGLs) of such Person then outstanding and normally entitled (without regard to any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means the Bank and any Subsidiary of Holdings all the Capital Stock of which (other than directors' qualifying shares, Bank

Preferred Stock or Qualified Preferred Stock) is owned by Holdings, the Bank or another Wholly Owned Subsidiary thereof or any combination of the foregoing.

                  SECTION 1.02.  Other Definitions.



                                                                   Defined in
                Term                                                Section
                ----                                               ----------

"Bankruptcy Law"..............................................          6.01
"covenant defeasance option"..................................       8.01(b)
"Custodian"...................................................          6.01
"Default Amount"..............................................          6.02
"Event of Default.............................................          6.01
"legal defeasance option".....................................       8.01(b)
"New Holding Company".........................................          4.10
"OTS".........................................................          4.04
"Outstanding".................................................          2.11
"Paying Agent"................................................          2.06
"Registrar"...................................................          2.06
"Security Register" ..........................................          2.06

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "default" means any Default or Event of Default.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Issuer and an other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting calculations will be determined in accordance with such principles;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

                  (7) the principal amount of any noninterest bearing or other discount security at any date of Issuance shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Issuance of Debt; provided, however, that the accretion of principal on such security shall not be deemed to be the Issuance of Debt if the issuer elects, at the time of original Issuance of such security, to treat such accretion as if, on such date of original Issuance, there were an additional Issuance of Debt in an aggregate principal amount equal to the excess of the principal amount at maturity of such security over the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP (except to the extent otherwise provided in the definition of Permitted Refinancing Debt), and, unless repaid or redeemed, the amount of such additional Issuance of Debt shall be treated as being outstanding for all purposes under this Indenture until such security is paid in full; and

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 The Securities

                  SECTION 2.01. Form of Securities. (a) The Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

                  The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities, subject, with respect to the Securities of any series, to the rules of any securities exchange on which such Securities are listed.

                  (b) Each Security shall be in one of the forms approved from time to time by or pursuant to a Certified Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Certified Board Resolution, the Issuer shall deliver to the Trustee the Certified Board Resolution by or pursuant to which such form of Security has been approved, which Certified Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved thereby or, if a Certified Board Resolution authorizes a specific officer or officers to approve a form of Security, a certificate of such officer or officers approving the form of Security attached thereto. Any form of Security approved by or pursuant to a Certified Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee's authentication of Securities in that form or a certificate signed by a Responsible Officer of the Trustee and delivered to the Issuer.

                  SECTION 2.02. Form of Trustee's Certificate of Authentication. The form of Trustee's Certificate of Authentication for any Security issued pursuant to this Indenture shall be substantially as follows:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK, as Trustee


Dated:                                      By:
      ----------------------------             ------------------------------
                                                    Authorized Signatory


                  SECTION 2.03. General Limitations; Issuable in Series; Terms of Particular Series. The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is not limited.

                  The Securities may be issued in one or more series as from time to time may be authorized by the Board of Directors of the Issuer. There shall be established in or pursuant to a Certified Board Resolution or in a supplemental indenture, subject to Section 2.15, prior to the issuance of Securities of any such series:

                  (1) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of any other series);

                  (2) the Person to whom any interest on a Security of such series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

                  (3) the date or dates on which the principal of the Securities of such series is payable;

                  (4) the rate or rates at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

                  (5) the place or places where the principal of and any premium and interest on Securities of such series shall be payable;

                  (6) the period or periods within which the redemption price or prices or the Repayment price or prices, as the case may be, at which, and the terms and conditions upon which, Securities of such series may be redeemed or repaid, as the case may be, in whole or in part, at the option of the Issuer or the Holder;

                  (7) the obligation, if any, of the Issuer to purchase Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such series shall be purchased, in whole or in part, pursuant to such obligation;

                  (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of such series shall be issuable;

                  (9) the obligation, if any, of the Issuer to permit the conversion of the Securities of such series into the Issuer's Common Stock or Preferred Stock, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion);

                  (10) if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the Securities of such series shall be denominated and in which payments of principal of, and any premium and interest on, such Securities shall or may be payable;

                  (11) if the principal of (and premium, if any) or interest, if any, on the Securities of such series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency (including a composite currency) other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

                  (12) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of such series may be determined with reference to an index based on a coin or currency (including a composite currency) other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

                  (13) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to

         Section 2.09, 2.10, 2.12, 3.07 and 9.05 and except for any Securities which, pursuant to Section 2.05, are deemed never to have been authenticated and delivered hereunder);

                  (14) provisions, if any, with regard to the exchange of Securities of such series, at the option of the Holders thereof, for other Securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

                  (15) provisions, if any, with regard to the appointment by the Trustee of an authenticating agent in one or more places other than the location of the office of the Trustee with power to act on behalf of the Trustee and subject to its direction in the authentication and delivery of the Securities of any one or more series in connection with such transactions as shall be specified in the provisions of this Indenture or in or pursuant to such Certified Board Resolution or supplemental indenture;

                  (16) the portion of the principal amount of Securities of the series, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.02 or provable in bankruptcy pursuant to Section 6.09;

                  (17) any Event of Default with respect to the Securities of such series, if not set forth herein, and any additions, deletions or other changes to the Events of Default set forth herein that shall be applicable to the Securities of such series;

                  (18) any covenant solely for the benefit of the Securities of such series and any additions, deletions or other changes to the provisions of Article IV or V or Section 1.01 or any definitions relating to such Articles that would otherwise be applicable to the Securities of such series;

                  (19) if Section 8.01(b) of this Indenture shall not be applicable to the Securities of such series and if Section 8.01(b) shall be applicable to any covenant or Event of Default established in or pursuant to a Certified Board Resolution or in a supplemental indenture as described above that has not already been established herein;

                  (20) if the Securities of such series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities in definitive registered form; the Depository for such Global Security or Securities; and the form of any legend or legends to be borne by any such Global Security or Securities; and

                  (21) any other terms of such series;

all upon such terms as may be determined in or pursuant to such Certified Board Resolution or supplemental indenture with respect to such series.

                  The form of the Securities of each series shall be established pursuant to the provisions of this Indenture in or pursuant to the Certified Board Resolution or in the supplemental indenture creating such series. The Securities of each series shall be distinguished from the Securities of each other series in such manner, reasonably satisfactory to the Trustee, as the Board of Directors may determine.

                  Unless otherwise provided with respect to Securities of a particular series, the Securities of any series may only be issuable in registered form, without coupons.

                  Any terms or provisions in respect of the Securities of any series issued under this Indenture may be determined pursuant to this Section by providing for the method by which such terms or provisions shall be determined.

                  SECTION 2.04. Denominations. The Securities of each series shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or in or pursuant to the Certified Board Resolution or the supplemental indenture creating such series. In the absence of any such provisions with respect to the Securities of any series, the Securities of that series shall be issuable only in fully registered form in denominations of $1,000 and any integral multiple thereof.

                  SECTION 2.05. Execution and Authentication. Two Officers shall sign the Securities for the Issuer by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication; and the Trustee shall, upon Issuer Order, authenticate and deliver such Securities as in this Indenture provided and not otherwise.

                  Prior to any such authentication and delivery, the Trustee shall be entitled to receive, in addition to any Officers' Certificate and Opinion of Counsel required to be furnished to the Trustee pursuant to Sections
10.04 and 10.05, and the Certified Board Resolution and any certificate relating to the issuance of the series of Securities if required to be furnished pursuant to Section 2.01(b), an Opinion of Counsel stating that the form and terms of such Securities have been established in conformity with the provisions of this Indenture, and such other matters as the Trustee may reasonably request.

                  The Trustee shall not be required to authenticate such Securities if the issue thereof will adversely affect the Trustee's own rights, duties or immunities under the Securities and this Indenture.

                  Unless otherwise provided in the form of Security for any series, all Securities shall be dated the date of their authentication.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein or in the applicable Certified Board Resolution or supplemental indenture executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 2.13, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. The Issuer agrees to pay to any authenticating agent compensation for its services hereunder.

                  SECTION 2.06. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Securities, or Securities of a particular series, may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities, or Securities of such series, may be presented for payment (the "Paying Agent"). The Registrar shall keep a register (herein sometimes referred to as the "Security Register") of the Securities, or Securities of a particular series, and of their transfer and exchange. There shall be only one Security Register for each series of Securities. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" shall include any additional paying agent.

                  The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Issuer hereby initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.07. Paying Agent To Hold Money in Trust. On or prior to each due date of the Principal and interest on any Security of any series, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Securities of such series and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.08. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities of each series. If the Trustee is not the Registrar with respect to any series, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date for such series and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities of such series.

                  SECTION 2.09. Transfer and Exchange. Upon surrender for registration of transfer of any Security of any series to the Registrar or a co-registrar, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such series of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms. When any Security of any series is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code (or any successor provisions, as applicable) are met.

                  At the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender to the Registrar or a co-registrar of the Securities to be exchanged. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive. When Securities of any series are presented to the Registrar or a co-registrar with a request to exchange them, the Registrar shall make the exchange as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code (or any successor provisions, as applicable) are met.

                  Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

                  Unless otherwise provided in the Security to be registered for transfer or exchanged, no service charge shall be made on any Securityholder for any registration of transfer or exchange of Securities. The Issuer may (unless otherwise provided in such Security) require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

                  The Issuer shall not be required (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption and ending at the close of business on the date of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part.

                  Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Securities issued upon any transfer or exchange pursuant to this Section 2.09 will evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  None of the Issuer, the Trustee, any agent of the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a

Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  SECTION 2.10. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security of like tenor, series, Stated Maturity and principal amount if the requirements of Section 8-405 of the Uniform Commercial Code (or any successor provisions, as applicable) are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

                  In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Issuer, in its discretion, may, instead of issuing a new Security, pay such Security.

                  Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.11. Outstanding Securities. Securities outstanding ("Outstanding") at any time are all Securities authenticated and delivered by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not Outstanding. A Security does not cease to be Outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

                  If a Security is paid or replaced pursuant to Section 2.10, it shall cease to be Outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest payable on that date with respect to the Securities of a particular series (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities of such series (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.

                  SECTION 2.12. Temporary Securities. Until definitive Securities of any series are ready for delivery, the Issuer may execute and upon receipt of the documents required by Section 2.05, together with an Issuer Order, the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall execute and the Trustee shall authenticate definitive Securities of such series and deliver them in exchange for temporary Securities upon surrender of such temporary Securities of such series at the office or agency of the Issuer, without charge to the Holder.

                  SECTION 2.13. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver such canceled Securities to the Issuer upon the Issuer's written request. The Issuer may not Issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation unless otherwise provided with respect to such Securities pursuant to Section 2.03.

                  SECTION 2.14. Payment of Interest; Defaulted Interest. Unless otherwise provided with respect to such Security pursuant to Section 2.03, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                  If the Issuer defaults in a payment of interest on the Securities of any series, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders of the Securities of such series on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Holder of Securities of such series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  If any installment of interest the Interest Payment Date for which is on or prior to the redemption date for any Security called for redemption pursuant to Article III is not paid or duly provided for on or prior to the redemption date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the redemption price of such Securities.

                  Subject to the foregoing provisions of this Section and unless otherwise provided with respect to any Securities pursuant to Section 2.03, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 2.15. Delayed Issuance of Securities. Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary for the Issuer to deliver to the Trustee an Officers' Certificate, Certified Board Resolution, supplemental indenture, opinion of counsel or Issuer Order otherwise required pursuant to Sections 2.01(b), 2.03, 2.05 and 10.04 at or prior to the time of authentication of each Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that any subsequent request by the Issuer to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Issuer that as of the date of such request, the statements made in the Officers' Certificate or other certificates delivered pursuant to Sections 2.01(b) and 10.04 shall be true and correct as if made on such date.

                  An Issuer Order, Officers' Certificate or Certified Board Resolution or supplemental indenture delivered by the Issuer to the Trustee in the circumstances set forth in the preceding paragraph may provide that Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time in the aggregate principal amount, if any, established for such series pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Issuer Order upon the telephonic, electronic or written order of Persons designated in such Issuer Order, Officers' Certificate, supplemental indenture or Certified Board Resolution (any such telephonic or electronic instructions to be promptly confirmed in writing by such Persons) and that such Persons are authorized to determine, consistent with such Issuer Order, Officers' Certificate, supplemental indenture or Certified Board Resolution, such terms and conditions of said Securities as are specified in such Issuer Order, Officers' Certificate, supplemental indenture or Certified Board Resolution.

                  SECTION 2.16. CUSIP Numbers. The Issuer in issuing Securities of any series may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                   ARTICLE III

                                   Redemption

                  SECTION 3.01. Applicability of Article. The Issuer may reserve the right to redeem and pay before Stated Maturity all or any part of the Securities of any series, either by optional redemption, sinking or purchase fund or analogous obligation or otherwise, by provision therefor in the form of Security for such series established and approved pursuant to Section 2.01(b) and on such terms as are specified in such form or in the indenture supplemental hereto with respect to Securities of such series as provided in Section 2.03. Redemption of Securities of any series shall be made in accordance with the terms of such Securities and, to the extent that this Article does not conflict with such terms, the succeeding Sections of this Article.

                  SECTION 3.02. Election to Redeem; Notices to Trustee. If the Issuer elects to redeem Securities or is required to redeem Securities, it shall notify the Trustee in writing of such election, the redemption date, the Principal amount of Securities and the series to be redeemed and the paragraph of the Securities of such series pursuant to which the redemption will occur. If the Issuer is required to redeem any of the Initial Securities the Issuer shall also notify the Escrow Agent concurrently with its notification of the Trustee.

                  The Issuer shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date, or if the Issuer is required to redeem Securities, promptly after the occurrence of the event requiring such redemption, unless the Trustee consents to a shorter period. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Issuer which is subject to a condition specified in the terms of such Securities, the Issuer shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition. If fewer than all the Securities of any series are to be redeemed, the record date relating to such redemption for determining the Holders to whom notice of redemption will be sent pursuant to
Section 3.04 shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee unless the Trustee consents to a shorter period.

                  SECTION 3.03. Selection of Securities To Be Redeemed. If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than

60 days prior to the redemption date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption pro rata, by lot, or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorization denomination for Securities of that series.

                  The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 60 days prior to the redemption date as being owned of record and beneficially by, and not pledged or hypothecated by either, (a) the Issuer or (b) an entity specifically identified in such written statement as being an Affiliate of the Issuer.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the Principal amount of such Security which has been or is to be redeemed.

                  SECTION 3.04. Notice of Redemption. At least 30 (or such shorter period if so provided in the supplemental indenture or Certified Board Resolution establishing the relevant series) days but not more than 60 days before a date for redemption of Securities, the Issuer shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Securities to be redeemed at his address appearing in the Security Register.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the Outstanding Securities of any series are to be redeemed, the identification of the particular Securities to be redeemed as well as the aggregate Principal amount of Securities to be redeemed and, if any Security is being redeemed in part, the portion of the Principal amount of such Security to be redeemed and that after the redemption date and upon surrender of such Security a new Security or Securities of the same series will be issued having a Principal amount equal to the Principal amount of the Security surrendered less the Principal amount of the portion of the Security redeemed;

                  (6) that, unless the Issuer defaults in making such redemption payment, interest on the Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

                  (8) the CUSIP number, if any, printed on the Securities being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

                  SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice and from and after such date (unless the Issuer shall default in the payment of all or part of the redemption price) cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.06. Deposit of Redemption Price. On or prior to the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on the redemption date, other than Securities or portions of Securities called for redemption which have been delivered by the Issuer to the Trustee for cancellation.

                  SECTION 3.07. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part (with, if the Issuer and the Trustee so requires, due endorsement by, or a written instrument of transfer in the form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder (at the Issuer's expense) a new Security or Securities of the same series of any authorized denomination as requested by such Holder in aggregate Principal amount equal to the Principal amount of the Security surrendered less the Principal amount of the portion of the Security so redeemed.


                                   ARTICLE IV

                                    Covenants

                  SECTION 4.01. Payment of Securities. With respect to each series of Securities, the Issuer shall promptly pay the Principal of and interest on such Securities on the dates and in the manner provided in such Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all Principal and interest then due. The Issuer shall pay interest on overdue Principal and, to the extent lawful, interest on overdue installments of interest, at the rate specified therefor in the Securities.

                  SECTION 4.02. SEC Reports. Notwithstanding that Holdings may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall file or cause to be filed with the SEC and provide the Trustee and Holders with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Sections 13 and 15(d) of the Exchange Act. The Issuer also shall comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.03. Limitation on Debt. Escrow Corp. shall not Issue any Debt other than the Initial Securities or any Escrow Debt. Holdings will not Issue any Debt and Holdings will not permit any Subsidiary to Issue any Debt; provided, however, that the foregoing shall not prohibit the Issuance of the following Debt:

                  (a) the Initial Securities and Exchange Securities;

                  (b) Debt of Holdings if, immediately after giving effect to any such Issuance, the aggregate principal amount of Debt (including the aggregate accreted value as of such date of any Debt Issued at a discount) of Holdings outstanding would not exceed an amount equal to the Adjusted Consolidated Net Worth of Holdings;

                  (c) Subordinated Obligations of Holdings if, immediately after giving effect to any such Issuance, the Fixed Charge Coverage Ratio would be greater than 3.00 to 1.00; provided, however, that the Subordinated Obligations so Issued (A) shall not mature prior to the Stated Maturity of all the Securities outstanding on the date of such Issuance and (B) shall have an Average Life to their Stated Maturity equal to or greater than the remaining Average Life to the Stated Maturity of such Securities;

                  (d) Permitted Refinancing Debt Issued by Holdings to Refinance Debt Issued pursuant to the foregoing clauses (a), (b) and (c) and clause (i) below;

                  (e) any Debt of any Subsidiary of Holdings that is a Depository Institution or a Subsidiary of such Depository Institution;

                  (f) in the case of any Financial Services Subsidiary which is not a Depository Institution or a Subsidiary of a Depository Institution, (x) any Debt Issued by such Financial Services Subsidiary in the ordinary course of funding its assets, (y) any additional Debt of such Financial Services Subsidiary if, immediately after giving effect to the Issuance of such additional Debt, the aggregate principal amount of Debt (including the aggregate accreted value as of such date of any Debt Issued at a discount) of such Financial Services Subsidiary outstanding (other than any Debt described in clause (x) above) would not exceed an amount equal to the product of 2.0 and the Adjusted Consolidated Net Worth of such Financial Services Subsidiary, and (z) any Permitted Refinancing Debt Issued by Holdings, such Subsidiary or a Subsidiary thereof to Refinance any Debt Issued pursuant to clause (y) above;

                  (g) Debt of Holdings in an aggregate principal amount not to exceed $200 million incurred in connection with the Refinancing Transactions provided that such Debt shall not mature after December 31, 1999;

                  (h) Debt of a Subsidiary of Holdings Issued and outstanding on or prior to the date on which such Subsidiary was acquired by Holdings (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of Holdings or was acquired by Holdings) and any Permitted Refinancing Debt Issued by Holdings, such Subsidiary or a Subsidiary thereof to Refinance such Debt;

                  (i) FNH Notes assumed by Holdings in connection with the Transactions; or

                  (j) Permitted Acquisition Debt of Holdings in an aggregate amount at any time outstanding not in excess of $300 million.

                  SECTION 4.04.  Limitation on Restricted Payments.

                  (a) Escrow Corp. shall not, directly or indirectly, make any Restricted Payment; provided that Escrow Corp. may make Restricted Payments following a mandatory redemption of all of the Initial Securities pursuant to the terms thereof. Holdings shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to, make any Restricted Payment if, at the time of the making of such Restricted Payment, and after giving effect thereto:

                  (1) a Default shall have occurred and be continuing (or would result therefrom); or

                  (2) the Bank does not qualify as "well capitalized" under
         Section 28 of the FDIA (or any successor provision) and the regulations of the Office of Thrift Supervision ("OTS") thereunder; or

                  (3) the Consolidated Common Shareholders' Equity of the Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment would have been less than the Minimum Common Equity Amount as of the end of such fiscal quarter; or

                  (4) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made from and after July 1, 1998 would exceed the sum of (without duplication):

                           (i) 75% (or, in the case of that portion of
                  Consolidated Net Income of Holdings which is attributable to the Litigations, 100%) of Holdings' aggregate Consolidated Net Income (or, if such aggregate Consolidated Net Income is a deficit, minus 100% of such deficit) since July 1, 1998 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment;

                           (ii) the aggregate Net Cash Proceeds from sales of
                  Capital Stock of Holdings (other than Redeemable Stock or Exchangeable Stock) or cash capital contributions made to Holdings and any earnings or proceeds thereof to the extent invested in Temporary Cash Investments, to the extent received, made or realized on or after the Issue Date (other than an issuance or sale to a Subsidiary of Holdings);

                           (iii) the amount by which Debt of Holdings is reduced
                  on Holdings' balance sheet on or after the Issue Date upon the conversion or exchange (other than by a Subsidiary of Holdings) of Debt of Holdings into Capital Stock (other than Redeemable Stock or Exchangeable Stock) of Holdings (less the amount of any cash or other property distributed by Holdings or any Subsidiary of Holdings upon such conversion or exchange); and

                           (iv) $320,000,000.

                  (b) Section 4.04(a) shall not prohibit the following (none of which shall be included in the calculation of the amount of Restricted Payments, except to the extent expressly provided in clause (i) below):

                  (i) dividends paid within 60 days after the date of declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or other Restricted Payment would have complied with this Section; provided, however, that, at the time of payment of such dividend or the making of such Restricted Payment, no other Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

                  (ii) dividends on, or any purchase, redemption or other acquisition or retirement for value of, the Bank Preferred Stock or Qualified Preferred Stock;

                  (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations by exchange for or out of the proceeds from the substantially concurrent sale of Capital Stock or of a cash capital contribution; provided, however, that the Net Cash Proceeds from such sale or such capital contribution, to the extent they are used to purchase, repurchase, redeem, defease, acquire or retire for value Capital Stock or Subordinated Obligations, shall be excluded from
         Section 4.04(a)(4)(ii);

                  (iv) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations by exchange for or out of the proceeds from the substantially concurrent sale of Subordinated Obligations permitted to be issued under Section 4.03;

                  (v) any purchase or repurchase of any Subordinated Obligations pursuant to an option given to a holder of such Subordinated Obligations pursuant to a "change of control" covenant which is no more favorable to the holders of such Subordinated Obligations than the provisions of Section 4.06 are to holders of the Securities as determined in good faith by the Board of Directors of Holdings, the determination of which shall be evidenced by a resolution adopted by such Board of Directors; provided, however, that no such purchase shall be permitted prior to the time when Holdings shall have purchased all Securities tendered for purchase by holders electing to have their Securities purchased pursuant to Section 4.06;

                  (vi) so long as no Default has occurred and is continuing, amounts paid to Parent, to the extent necessary to enable Parent to pay actual expenses, other than those paid to Affiliates of Holdings, incidental to being a publicly reporting, but non-operating, company; or

                  (vii) any Restricted Payments to the extent necessary to consummate the Transactions or to redeem or purchase any Bank Preferred Stock or FNH Notes not purchased in connection with the Transactions or to the extent resulting from the Transactions.

                  (c) Holdings or any Subsidiary of Holdings may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in Sections 4.04(a) or (b); provided, however, that the making of such Restricted Payment shall be conditioned upon the occurrence of such event.

                  SECTION 4.05.  Limitation on Transactions with Affiliates.

                  (a) Escrow Corp. shall not conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Escrow Corp. or any Affiliated Permitted Holder, except to the extent necessary to consummate the Transactions.

                  (b) Holdings shall not, and shall not permit any of its Subsidiaries to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings or any Affiliated Permitted Holder unless:

                  (i) the terms of such business, transaction or series of transactions are (A) set forth in writing and (B) at least as favorable to Holdings or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person; and

                  (ii) to the extent that such business, transaction or series of transactions is known by the Board of Directors of Holdings or such Subsidiary to involve an Affiliate of Holdings or any Affiliated Permitted Holder, then:

                           (A) with respect to a transaction or series of
                  related transactions involving aggregate payments or other consideration in excess of $5,000,000, such transaction or series of related transactions has been approved (and the value of any non-cash consideration has been determined) by a majority of those members of the Board of Directors of Holdings or such Subsidiary having no personal stake in such business, transaction or series of transactions; and

                           (B) with respect to a transaction or series of
                  related transactions involving aggregate payments or other consideration in excess of $75,000,000 (with the value of any non-cash consideration being determined by a majority of those members of the Board of Directors of Holdings or such Subsidiary having no personal stake in such business, transaction or series of transactions), such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized investment banking firm, to be fair, from a financial point of view, to Holdings or such Subsidiary.

                  (c) The provisions of Section 4.05(b) shall not prohibit:

                  (i) any Restricted Payment permitted to be paid pursuant to
         Section 4.04;

                  (ii) any transaction between Holdings and any of its Subsidiaries or between Subsidiaries of Holdings; provided, however, that no portion of any minority interest in any such Subsidiary is owned by any Affiliate of Holdings or any Affiliated Permitted Holder (in each case, other than a Wholly Owned Subsidiary, an Unrestricted Affiliate or a Permitted Affiliate);

                  (iii) transactions pursuant to which Mafco Holdings will provide Holdings and its Subsidiaries at the request of Holdings with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services;

                  (iv) any transaction with a Permitted Affiliate entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such Permitted Affiliate); provided, however, that such Permitted Affiliate holds, directly or indirectly, no more than 5% of the outstanding Capital Stock of Holdings;

                  (v)  any transaction pursuant to the Tax Sharing Agreement;

                  (vi) any transaction with an Unrestricted Affiliate; and

                  (vii) any transactions pursuant to the Escrow Corp. Merger Agreement or otherwise necessary to consummate the Transactions.

                  SECTION 4.06. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of Securities of each series with respect to which this Section 4.06 is applicable shall have the right to require that the Issuer repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to 101% of the Principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change in Control, the Issuer shall not be obligated to purchase the Securities of any series pursuant to this Section 4.06 in the event that it has exercised any right it may have to redeem all the Securities of such series pursuant to the terms thereof.

                  (b) Within 45 days following any Change of Control, the Issuer shall mail a notice to each Holder of Securities of each such series (other than any series with respect to which the Issuer has mailed a notice of redemption) with a copy to the Trustee stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase all or any part of such Holder's Securities of such series at a purchase price in cash equal to 101% of the Principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

                  (ii) the circumstances and relevant facts regarding such Change of Control;

                  (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (iv) the instructions, determined by the Issuer consistent with this Section, that a Holder must follow in order to have its Securities repurchased.

                  (c) Holders electing to have a Security repurchased will be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least 10 Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuer receives not later than three Business Days prior to the repurchase date, a facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the repurchase date, all Securities repurchased by the Issuer under this Section shall be delivered to the Trustee for cancellation, and the Issuer shall pay the repurchase price to the Holders entitled thereto. Upon surrender of a

Security that is repurchased under this Section in part, the Issuer shall execute and the Trustee shall authenticate for the Holder thereof (at the Issuer's expense) a new Security of the same series having a Principal amount equal to the Principal amount of the Security surrendered less the portion of the Principal amount of the Security repurchased.

                  (e) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation under this Section by virtue thereof.

                  SECTION 4.07. Limitation on Other Business Activities of Escrow Corp. Prior to the Escrow Corp. Merger, Escrow Corp. shall not engage in any trade or business other than the original issuance of the Initial Securities under this Indenture and any such activities as are specifically required pursuant to this Indenture, such Securities, the Escrow Agreement, the Registration Agreement referred to in the supplemental indentures pursuant to which the Initial Securities were Issued, and the Escrow Corp. Merger Agreement and any activities directly related thereto and will not own any Investment (other than Temporary Cash Investments) in any other Person.

                  SECTION 4.08. Limitations on Restrictions on Distributions by Subsidiaries. Holdings shall not, and shall not permit any Subsidiary of Holdings to, suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of Holdings (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or to pay any Debt owed to Holdings; (ii) to make loans or advances to Holdings; or
(iii) to transfer any of its property or assets to Holdings, except, in any such case, any encumbrance or restrictions:

                  (a) pursuant to any agreement in effect or entered into on the Issue Date or in connection with the Transactions;

                  (b) pursuant to an agreement in effect or entered into by such Subsidiary prior to the date on which such Subsidiary was acquired by Holdings (other than an agreement in respect of Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Holdings and other than any agreement entered into in anticipation of the acquisition of such Subsidiary by Holdings) and outstanding on such date;

                  (c) pursuant to an agreement effecting a Refinancing of Debt or Preferred Stock Issued pursuant to an agreement referred to in clause (a) or
(b) above or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) and (b) or this clause (c); provided, however, that the provisions contained in such Refinancing agreement or in such amendment relating to such encumbrance or restriction are no more restrictive than the provisions contained in the agreement which is the subject of such Refinancing or amendment, as determined in good faith by the Board of Directors of Holdings and evidenced by a resolution adopted by such Board;

                  (d) any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings or any Subsidiary of Holdings not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of Holdings or any Subsidiary of Holdings in any manner material to Holdings or such Subsidiary;

                  (e) restrictions contained in security agreements securing Debt of Holdings or any Subsidiary of Holdings to the extent such restrictions restrict the transfer of the collateral covered by such security agreements or, upon default, restrict the payment of dividends or distributions on Capital Stock, and restrictions contained in agreements relating to a disposition of property or Capital Stock of any Subsidiary, to the extent such restrictions restrict the transfer of the property or Capital Stock subject to such agreements;

                  (f) any encumbrance or restriction relating to a Financial Services Subsidiary contained in an agreement providing for or relating to the Issuance of Debt by such Subsidiary pursuant to Section 4.03(f);

                  (g) any encumbrance or restriction imposed by, or otherwise agreed to with, any governmental agency having regulatory supervision over the Bank or any other Subsidiary of Holdings; and

                  (h) pursuant to the terms of any Qualified Preferred Stock issued after the Issue Date.

                  SECTION 4.09. Limitation on Liens. Escrow Corp. shall not create or permit to exist any Lien on any of its property or assets, whether owned on the date of this Indenture or thereafter acquired, securing any obligations of Escrow Corp. except to the extent provided in the Escrow Agreement. Holdings shall not create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the date of this Indenture or thereafter acquired, securing any Debt of Holdings without making effective provision to secure the Securities then outstanding (and, if the Issuer so elects, any other Debt ranking pari passu with such Securities) equally and ratably with or prior to such Debt with a Lien on the assets securing such Debt for so long as such Debt is secured by such Lien.

                  SECTION 4.10. Limitation on Sale of Capital Stock of, and Merger or Sale of Assets by, the Bank. (a) Except in the case of the Transactions, Holdings shall not, and shall not permit the Bank to, issue, sell, transfer, assign or otherwise dispose of any shares of Voting Stock or Common Stock of the Bank, or any securities convertible into or exchangeable for shares of Voting Stock or Common Stock of the Bank, unless after giving effect to such transaction and to shares issuable upon conversion or exchange of outstanding securities convertible into or exchangeable for shares of such Voting Stock or Common Stock (including such securities, if any, which may be the subject of such transaction) at least 80% of the Voting Stock and Common Stock of the Bank will be owned at that time by Holdings or a person who expressly assumes by supplemental indenture all the obligations of the Issuer under this Indenture and the Securities ("New Holding Company") or any Wholly Owned Subsidiary of Holdings or of a New Holding Company.

                  (b) Except in the case of the Transactions, Holdings shall not permit the Bank to merge or consolidate or convey or transfer all or substantially all its assets unless at least 80% of the Voting Stock and Common Stock (after giving effect to such transaction and to shares issuable upon conversion or exchange of outstanding securities convertible into or exchangeable for shares of such Voting Stock or Common Stock, including such securities, if any, which may be issued in such transaction) of the resulting or surviving corporation in the case of a merger or consolidation or of the transferee corporation in the case of a conveyance or transfer will be owned at that time by Holdings or a New Holding Company or any Wholly Owned Subsidiary of Holdings or of a New Holding Company.

                  (c) For purposes of Section 4.10(b) the phrase "convey or transfer all or substantially all its assets" in respect of the Bank means to convey or transfer in a single transaction or in a series of related transactions, in either case occurring outside the ordinary course of business, more than 75% of the assets and 75% of the deposit liabilities of the Bank in each case as shown on a consolidated balance sheet of the Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to such transaction (or the first transaction in any such related series of transactions); provided, however, that in the case of such a conveyance or transfer, if Holdings at any time holds any assets other than (1) the Capital Stock of the Bank, (2) Temporary Cash Investments and (3) Permitted Investments described in clause
(ii) of the definition thereof, such other assets shall be deemed to be assets of the Bank and to have been reflected on such consolidated balance sheet.

                  (d) Notwithstanding the foregoing, Holdings may engage in a transaction otherwise prohibited by Section 4.10(a) or (b) if prior to any such transaction the Bank unconditionally guarantees payment when due of the principal of, premium, if any, and interest on the Securities of each series, the Bank obtains all regulatory approvals, if any, required to permit such guarantee, and the Bank obtains an Opinion of Counsel as to the enforceability of such guarantee.

                  (e) After consummation of any transaction permitted by Section 4.10(b), the term "Bank" when used in this Indenture and the Securities shall mean the resulting, surviving or transferee person in such transaction and not any other entity which previously had been covered by such term. After consummation of any transaction permitted by Section 4.10(a) or (b) involving a New Holding Company in which the requirements of Section 5.01(a) are satisfied with respect to such New Holding Company as if it were the transferee corporation referred to in Section 5.01(a), the term "Holdings" when used in this Indenture and the Securities shall mean the New Holding Company in such transaction and not any other entity which previously had been covered by such term, and the New Holding Company will be the successor company and will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, and thereafter the Issuer will be discharged from all obligations and covenants under this Indenture and the Securities.

                  SECTION 4.11. Maintenance of Status of the Bank as an Insured Depository Institution; Capital Maintenance. (a) Holdings will do or cause to be done all things necessary to preserve and keep in full force and effect the status of the Bank as an insured depository institution and do all things necessary to ensure that deposits of the Bank are insured by the Federal Deposit Insurance Corporation or any successor organization up to the maximum amount permitted by 12 U.S.C. ss. 1811 et seq. and the regulations thereunder or any succeeding federal law, except as to individual accounts or interests in employee benefit plans that are not entitled to "pass-through" insurance under 12 U.S.C. ss. 1821(a)(1)(D).

                  (b) Holdings shall cause the Bank to maintain or exceed the status of an "adequately capitalized" institution as defined in the FDIA and OTS regulations.

                  SECTION 4.12. Compliance Certificates. (a) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended December 31, 1998, an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default by the Issuer and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with TIA ss. 314(a)(4).

                  (b) The Issuer shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Officers of the Issuer become aware of the occurrence of a Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action that the Issuer proposes to take with respect thereto.

                  SECTION 4.13. Applicability of Article IV; Investment Grade Covenant Changes. Except as provided in the next sentence and except as otherwise provided with respect to any series of Securities in the supplemental indenture or Certified Board Resolution pursuant to which such series is Issued, all of the covenants set forth in this Article IV shall be applicable to all series of Securities. If at any time the Securities of any series are rated Investment Grade, at the election of the Issuer, each of Sections 4.03, 4.04,
4.07 and 4.08 shall be of no further force and effect in respect of such series and shall cease to apply to the Issuer, Holdings and, if applicable, its Subsidiaries in respect of such series.

                  SECTION 4.14. Waiver of Certain Covenants. The Issuer may omit in respect of any series of Securities, in any particular instance, to comply with any covenant or condition set forth in this Article IV (other than Section 4.01) or set forth in a Certified Board Resolution or supplemental indenture with respect to the Securities of such series, unless otherwise specified in such Certified Board Resolution or supplemental indenture, if before or after the time for such compliance the Holders of not less than a majority in Principal amount of the Outstanding Securities of each series affected by such waiver shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect. Nothing in this Section 4.14 shall permit the waiver of compliance with any covenant or condition set forth in such Certified Board Resolution or supplemental indenture which, if in the form of an indenture supplemental hereto, would not be permitted by Section 9.02 without the consent of the Holder of each Outstanding Security affected thereby.

                  SECTION 4.15. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE V

                                Successor Company

                  SECTION 5.01. When Holdings and Escrow Corp. May Merge or Transfer Assets. (a) Except in the case of the Transactions and except as otherwise provided with respect to any series of Securities in the supplemental indenture or

Certified Board Resolution pursuant to which such series is Issued, Holdings shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (if not Holdings) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and, in the case of any transaction covered by this Section 5.01(a) occurring after the Escrow Corp. Merger in which Holdings is not the resulting, surviving or transferee Person, such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under this Indenture and all the Securities;

                  (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of Holdings immediately prior to such transaction; and

                  (iv) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture.

                  (b) In the case of the Escrow Corp. Merger or any other transaction covered by Section 5.01(a), the term "Holdings" when used in this Indenture and the Securities shall mean the resulting, surviving or transferee Person in such transaction and not any other entity which previously had been covered by such term. In addition, in the case of the Escrow Corp. Merger or any other transaction covered by Section 5.01(a) occurring after the Escrow Corp. Merger, the resulting, surviving or transferee Person shall be the successor company and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, and thereafter, except in the case of a lease, the Issuer shall be discharged from all obligations and covenants under this Indenture and the Securities.

                  (c) Escrow Corp. shall not consolidate with or merge with or into, or convey, transfer or lease any of its assets to, any Person, other than in connection with the Escrow Corp. Merger pursuant to the Escrow Corp. Merger Agreement. After the consummation of the Escrow Corp. Merger and upon execution and delivery by Holdings to the Trustee of an indenture supplemental hereto pursuant to which

Holdings shall expressly assume all the obligations of the Issuer under this Indenture and the Securities, Holdings will succeed to, and be substituted for, and will exercise every right and power of the Issuer hereunder.


                                   ARTICLE VI

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" with respect to any series of Securities occurs (unless such event is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the supplemental indenture or Certified Board Resolution creating such series of Securities or in the form of Security for such series) if:

                  (1) the Issuer (i) defaults in the payment of the Principal of any Security of that series when the same becomes due and payable at its Stated Maturity, upon redemption, upon required purchase, upon declaration or otherwise, (ii) defaults in any payment of interest on any Security of that series when the same becomes due and payable and such default continues for a period of 30 days or (iii) fails to purchase or redeem Securities of that series when required pursuant to this Indenture or such Securities;

                  (2) the Issuer fails to comply with Section 5.01;

                  (3) the Issuer, Holdings or Holdings' Subsidiaries defaults in the performance of, or breaches, any of Sections 4.02, 4.03, 4.04, 4.05, 4.06 (other than a failure to purchase the Securities), 4.07, 4.08, 4.09, 4.10 and 4.11, as applicable in this Indenture in respect of the Securities of such series (all of such Sections which are not expressly stated to be for the benefit of a particular series of Securities being deemed to be in respect of the Securities of all series for this purpose), and in any such case such default or breach continues for 30 days after the notice specified below;

                  (4) the Issuer or Holdings fails to comply with any of its agreements in this Indenture in respect of the Securities of such series, other than those referred to in (1), (2) or (3) above (all of such agreements in this Indenture which are not expressly stated to be for the benefit of a particular series of Securities being deemed in respect of the Securities of all series for this purpose), and in any such case such failure continues for 60 days after the notice specified below;

                  (5) Debt of the Issuer, Holdings or any Significant Subsidiary of Holdings is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25,000,000 or its foreign currency equivalent and such default continues for five days after the notice specified below;

                  (6) Any of the Issuer, Holdings or any Significant Subsidiary of Holdings, pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property;

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (7) a court of competent jurisdiction shall enter an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Issuer, Holdings or any
                  Significant Subsidiary of Holdings in an involuntary case;

                           (B) appoints a Custodian of the Issuer, Holdings or
                  any Significant Subsidiary of Holdings or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Issuer, Holdings or any Significant Subsidiary of Holdings;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

                  (8) any judgment or decree for the payment of money in excess of $25,000,000 is entered against the Issuer, Holdings or any Significant Subsidiary of Holdings and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or
(B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed, and, in the case of (B), such default continues for 10 days after the notice specified below; or

                  (9) any other Event of Default provided in the supplemental indenture or Certified Board Resolution under which such series of Securities is issued or in the form of Security for such series.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors or, with respect to any Depository Institution, Sections 11-13 of the Federal Deposit Insurance Act, 12 U.S.C. ss.ss. 1821-23, or any similar Federal or state law relating to conservatorships or receiverships of Depository Institutions. The term "Custodian" means any receiver, conservator, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (3), (4), (5) or (8)(B) is not an Event of Default with respect to a series of Securities until the Trustee or the Holders of at least 25% in Principal amount of the Outstanding Securities of such series notify the Issuer of the Default and the Issuer does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default and the series with respect to which such Default relates, demand that it be remedied and state that such notice is a "Notice of Default" hereunder with respect to such series.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Issuer) occurs and is continuing with respect to any series of Securities, then in each and every such case, unless the Principal of all of the Securities of such series shall have already become due and payable, either the Trustee by notice to the Issuer or the Holders of at least 25% in Principal amount of the Securities of such series then Outstanding hereunder (each such series acting as a separate class) by notice to the Issuer (and the Trustee if given by Holders) may declare the Principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms of that series) of all the Securities of such series and all accrued interest thereon as of the date of such declaration (collectively, the "Default Amount") to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Issuer occurs, the Default Amount on all the Securities as of the date of such Event of Default shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in Principal amount of the Securities of a series by notice to the Trustee may rescind an acceleration with respect to such series and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series of Securities have been cured or waived except nonpayment of Principal of the Securities of such series or interest thereon that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing with respect to any series of Securities, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

                  The Trustee may maintain a proceeding with respect to a series of Securities even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Principal amount of the Securities of any series by notice to the Trustee and the Issuer may waive an existing Default and its consequences in respect of such series, except (i) a Default in the payment of the Principal of the Securities of such series or interest thereon or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of the Securities of such series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority of Securityholders. The Holders of a majority in Principal amount of the Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Securities of such series or of exercising any trust or power conferred on the Trustee with respect to the Securities of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders of Securities of such series or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss, liability or expense caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. No Holder of any Security of any series shall have the right to pursue any remedy with respect to this Indenture or the Securities of such series unless:

                  (a) such Holder has previously given to the Trustee written notice stating that an Event of Default with respect to Securities of such series is continuing;

                  (b) the Holders of at least 25% in Principal amount of the Outstanding Securities of such series shall have made a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense to be incurred in compliance with such request;

                  (d) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (e) the Holders of a majority in Principal amount of the Outstanding Securities of such series have not given the Trustee a direction inconsistent with such request during such 60-day period.

                  A Holder of Securities of any series may not use this Indenture to prejudice the rights of another Holder of Securities of such series or to obtain a preference or priority over another Holder, except in the manner herein provided and for the equal and proportionate benefit of Holders of all Securities of such series.

                  SECTION 6.07. Rights of Holder To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or Principal specified in Section 6.01(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of Principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may, but shall have no obligation to, file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may, but shall have no obligation to, vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property with respect to a series of Securities pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Securities of such series for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for Principal and interest, if any, respectively; and

                  THIRD: to the Issuer.

                  The Trustee may fix a record date and payment date for any payment to Holders of Securities of any series pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Holder of Securities of such series and the Trustee a notice that states the record date, the payment date (which shall be not less than one Business Day following the record date) and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder for the enforcement of the payment of the Principal of, or interest on, any Security on or after the respective due dates expressed in such Security or a suit by Holders of more than 10% in Principal amount of the Outstanding Securities of any series to which the suit relates.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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                                      58

                                   ARTICLE VII

                                   The Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

                  (b) Except during the continuance of an Event of Default with respect to any series of Securities:

                           (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such opinions or certificates which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

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                                       59

                  (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

                  (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (g) Every provision of this Indenture relating in any way to the Trustee or its conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of each paragraph of this Section and Section 7.02 (unless expressly not applicable) and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting in accordance with any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

                  (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel;

                  (c) the Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                  (d) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith;

                  (e) the Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the

Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in acting in accordance with such request or direction; and

                  (g) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Certified Board Resolution.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer's use of the Securities or of the proceeds from the Securities, and it shall not be responsible for any statement in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default with respect to Securities of any series occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to all Securityholders of such series, as their names and addresses appear in the Security Register, notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of Principal of or interest, if any, on any Security of any series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Securityholders of such series.

                  SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to Holders by May 15 of each year, commencing May 15, 1999, such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. The Trustee also shall comply with TIA ss.313(b).

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation as shall be agreed to in writing from time to time by the Issuer and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify each of the Trustee or any predecessor Trustee and each of the Trustee's agents, officers, directors, employees and stockholders (each an "indemnitee") against any and all loss, liability, damage, claim or expense (including attorneys' fees and expenses) incurred by each indemnitee in connection with the acceptance or administration of this trust and the performance of its duties hereunder. As security for the performance of the obligations of the Issuer under this Section the Trustee shall have a lien prior to the Securities upon all property and funds collected by the Trustee as such, except funds held in trust for the payment of Principal or interest on any particular Securities. Each indemnitee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and any or all indemnitees may have separate counsel and the Issuer shall pay the fees and expenses of any such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by any indemnitee through its own willful misconduct, negligence or bad faith.

                  The Issuer's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign with respect to any series of Securities at any time by so notifying the Issuer. The Holders of a majority in Principal amount of the Securities of any series may remove the Trustee with respect to that series of Securities by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee with respect to any series or, in the case of clauses (2) and (3) below, with respect to all series if at any time:

                    (1)  the Trustee fails to comply with Section 7.10;

                    (2)  the Trustee is adjudged bankrupt or insolvent;

                    (3) a receiver or other public officer takes charge of the Trustee or its property; or

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                                       62

                    (4) the Trustee otherwise becomes incapable of acting with respect to any series of Securities.

                  If the Trustee resigns, is removed by the Issuer, is removed by Holders of a majority in Principal amount of the Securities of any series and they do not promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee with respect to any series of Securities for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee for that series of Securities.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective with respect to any series as to which it is resigning or being removed as Trustee, and the successor Trustee shall become vested with all the rights, powers and duties of the Trustee with respect to any such series under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Securities of that series as their names and addresses appear in the Security Register. The retiring Trustee shall promptly transfer all property held by it as Trustee hereunder with respect to all or any such series to the successor Trustee, subject to the lien provided for in Section 7.07.

                  In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

                  No successor Trustee with respect to any series of Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible with respect to that series under this Article.

                  If a successor Trustee with respect to any series of Securities does not accept appointment within 60 days after the retiring Trustee tenders its resignation or is removed, the retiring Trustee, the Issuer or the Holders of a majority in Principal amount of the Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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                                       63

                  If the Trustee with respect to any series of Securities fails to comply with Section 7.10, any Holder of a Security of that series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee for the Securities of any series issued hereunder shall at all times satisfy the requirements of TIA ss.310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss.310(b); provided, however, that there shall be excluded from the operation of TIA ss.310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss.310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated therein.

                  SECTION 7.12. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) With respect to any series of Securities, when (i) the Issuer delivers to the Trustee all Outstanding Securities of such series (other than Securities of such series replaced pursuant to Section 2.10) for cancellation or
(ii) all Outstanding Securities of such series have become due and payable and the Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity all Outstanding Securities of such series, including interest thereon (other than Securities of such series replaced pursuant to Section 2.10), and if in either case the Issuer pays all other sums payable hereunder by the Issuer with respect to the Securities of such series, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect with respect to such series. The Trustee shall acknowledge satisfaction and discharge of this Indenture as to such series on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture as to such series and at the cost and expense of the Issuer.

                  (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Issuer at any time may terminate with respect to any series (i) all its obligations under the Securities of such series and this Indenture in respect of such series ("legal defeasance option") or (ii) its obligations under Sections 4.02 to 4.11, inclusive, and 5.01(a)(iii) and the operation of Sections 6.01(5), 6.01(6) (with respect to Significant Subsidiaries of Holdings only), 6.01(7) (with respect to Significant Subsidiaries of Holdings only) and 6.01(8) and mandatory redemption provisions, if any, of the Securities of such series ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Issuer exercises its legal defeasance option with respect to any series, payment of the Securities of such series may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option with respect to any series, payment of the Securities of such series may not be accelerated because of an Event of Default specified in 6.01(3), 6.01(5), 6.01(6) (with respect to Significant Subsidiaries only), 6.01(7) (with respect to Significant Subsidiaries only) and 6.01(8) or because of the failure of Holdings to comply with clause (a)(iii) of Section 5.01.

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

                  (c) Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the Issuer's obligations in Sections 2.06,

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                                       65

2.07, 2.08, 2.09, 2.10, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the
Securities have been paid in full. Thereafter, the Issuer's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. Unless otherwise provided in the supplemental indenture or Certified Board Resolution pursuant to which a series of Securities is Issued, the Issuer may exercise its legal defeasance option or its covenant defeasance option with respect to any series only if:

                    (1) the Issuer irrevocably deposits in trust with the
               Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities of such series to maturity or redemption, as the case may be;

                    (2) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all the Outstanding Securities of such series to maturity or redemption, as the case may be;

                    (3) 123 days pass after the deposit is made and during the
               123-day period no Default described in Section 6.01(6) or (7) with respect to the Issuer occurs which is continuing at the end of the period;

                    (4) the deposit does not constitute a default under any
               other agreement binding on the Issuer;

                    (5) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                    (6) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                    (7) in the case of the covenant defeasance option, the
               Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

                    (8) the Issuer delivers to the Trustee an Officers'
               Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of such series as contemplated by this Article VIII have been complied with.

                  Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4), (5), (6) and (7) need not be satisfied with respect to any series so long as, at the time the Issuer makes the deposit described in paragraph (1), (i) no Default or Event of Default referred to in Section 6.01(1), 6.01(6) or 6.01(7) has occurred and is continuing with respect to such series on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.04 providing for redemption of all the Securities of such series not later than 60 days after such mailing and the provisions of Section
3.02 with respect to such redemption shall have been complied with or (y) the Stated Maturity of the Securities of such series will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Issuer shall be deemed to have exercised its covenant defeasance option with respect to such series.

                  Before or after a deposit described in this Section 8.02 with respect to any series, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities of such series at a future date in accordance with Article III.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal of and interest on the Securities of the applicable series.

                  SECTION 8.04. Repayment to the Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of Principal or interest of any series of Securities that remains unclaimed for two years, and, thereafter, Holders of the Securities of such series entitled to the money must look to the Issuer for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII in respect of any series of Securities by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's Obligations under this Indenture and the Securities in respect of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of interest on or Principal of any Securities because of the reinstatement of its Obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                     Amendments and Supplemental Indentures

                  SECTION 9.01. Without Consent of Holders. The Issuer and the Trustee, at any time and from time to time, may enter into one or more amendments or indentures supplemental hereto without notice to or consent of any
Holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article V or Section 4.10;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are Issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add Guarantees with respect to the Securities of any series, or to remove any such Guarantee, when permitted by the terms hereof or to secure (or provide additional security for) the Securities of any series;

                  (5) to establish any form of Security and to provide for the issuance of any series of Securities as provided in Article II and to set forth the terms thereof, and/or to add to the rights of the Holders of the Securities of any series;

                  (6) to add to the covenants of the Issuer or Holdings for the benefit of the Holders of the Securities of any series or to surrender any right or power herein conferred upon the Issuer for the benefit of the Holders of the Securities of any series (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series);

                  (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA or otherwise comply with the TIA;

                  (8) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 7.08;

                  (9) to add any additional Events of Default in respect of the Securities of any series (and if such additional Events of Default are to be in respect of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series);

                  (10) to provide for the issuance of Securities in coupon as well as fully registered form; or

                  (11) to make any change with respect to the Securities of any one or more series that does not adversely affect the rights of any Holder of the Outstanding Securities of any such series.

                  SECTION 9.02. With Consent of Holders. The Issuer and the Trustee may enter into one or more amendments or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of any series under this Indenture without notice to any Holder but with the written consent of the Holders of at least a majority in Principal amount of the Outstanding Securities of each series affected by such amendment or supplemental indenture. However, without the consent of the Holder of each Outstanding Security affected, an amendment or a supplemental indenture may not:

                  (1) reduce the Principal amount of Outstanding Securities of any series whose Holders must consent to any amendment or supplemental indenture, or whose Holders must consent to any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the Principal of or extend the Stated Maturity of any Security or reduce the Default Amount of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed at the option of the Issuer;

                  (5) make any Security or premium or interest thereon payable in money other than that stated in the Security;

                  (6) make any change in Section 4.06 relating to the date by which the Issuer must purchase, or in the obligation of the Issuer to purchase, tendered Securities, the definition of Change of Control,
         Section 6.04 or 6.07 or the second sentence of this Section; or

                  (7) make any change in mandatory redemption provisions, if any, of the Securities of any series.

                  An amendment or a supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of Holders of Securities of any other series.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any amendment or supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment or supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. Any amendment or supplemental indenture shall become effective in accordance with its terms when executed and delivered by the Issuer and the Trustee, provided that the

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Issuer has received the requisite consents prior thereto. The Issuer shall not be obligated to execute any such amendment or supplemental indenture regardless of whether such consents have been received. Any waiver shall become effective when the requisite consents have been received or such later time as the Issuer may elect by notice to the Trustee. A consent to an amendment, supplemental indenture or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same Debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation prior to the time that the Issuer receives the requisite number of consents to such proposed amendment, supplemental indenture or waiver. After an amendment, supplemental indenture or waiver becomes effective, it shall bind every Holder. A consent to any amendment, supplemental indenture or waiver hereunder by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment or supplemental indenture changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation in form approved by the Trustee on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall Issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to Issue a new Security shall not affect the validity of such amendment or supplemental indenture.

                  SECTION 9.06. Trustee To Sign Amendments and Supplemental Indentures. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplemental indenture the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected

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                                       71

in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.

                  SECTION 9.07. Effect of Amendment or Supplemental Indenture. Upon the execution of any amendment or supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

                  SECTION 9.08. Payment for Consent. Neither the Issuer, any Affiliate of the Issuer nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities of any series unless such consideration is offered to be paid or agreed to be paid to all Holders or Holders of Securities of such series, as the case may be, which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.


                                    ARTICLE X

                                  Miscellaneous

                  SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                  if to Escrow Corp. or Holdings:

                  35 East 62nd Street
                  New York, NY  10021

                  Attention of General Counsel

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                                       72

                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, NY  10286

                  Attention of Corporate Trust Trustee Administration

                  The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be sent by first-class mail to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 10.03. Communication by Holders with other Holders. Holders may communicate in accordance with TIA ss.312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA ss.312(c).

                  SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided, however, that, in the case of such application or request as to which the furnishing of such documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition

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                                       73

provided for in this Indenture (other than the Officer's Certificate required by Section 4.12) shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

                  SECTION 10.06. When Securities Disregarded. In determining whether the Holders of the required Principal amount of Outstanding Securities have concurred in any request, demand, authorization, direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

                  SECTION 10.07. Rules by Trustee, Paying Agent and Registrar. Subject to Section 10.06, the Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 10.08. Legal Holidays. Unless otherwise provided in the supplemental indenture or Certified Board Resolution pursuant to which a series of Securities is Issued, if a payment date with respect to any series of Securities is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date with respect to any series of Securities is a Legal Holiday, the record date shall not be affected.

                  SECTION 10.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New

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                                       74

York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 10.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer or the Trustee under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the Issue of the Securities.

                  SECTION 10.11. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 10.14. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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                                       75

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                        GS ESCROW CORP.

                                        By: /s/ Glenn Dickes
                                            -----------------------------------
                                            Name:  Glenn P. Dickes
                                            Title: Vice President and Secretary


                                        THE BANK OF NEW YORK,
                                        as Trustee,

                                        By: /s/ Robert A. Massimillo
                                            -----------------------------------
                                            Name:  Robert Massimillo
                                            Title: Assistant Vice President